Exhibit 99.(a)(8)                                                 Exhibit (a)(8)

                          INSTRUCTIONS FOR WITHDRAWAL
                                       OF
           PREVIOUSLY TENDERED UNITS OF LIMITED PARTNERSHIP INTEREST
                                       IN
                    DAVIDSON DIVERSIFIED REAL ESTATE I, L.P.

PLEASE NOTE THAT YOU MAY ONLY WITHDRAW UNITS TENDERED IN AN OUTSTANDING OFFER. ANY UNITS TENDERED IN PRIOR OFFERS AND PAID FOR MAY NOT BE WITHDRAWN.

1. DELIVERY OF NOTICE OF WITHDRAWAL. If you are withdrawing Units previously tendered pursuant to the offer to purchase, dated November 15, 1999 and amended on December 17, 1999 (collectively, the "Offer to Purchase") by AIMCO Properties, L.P. (the "Purchaser") please complete, execute, detach and send the attached "Notice of Withdrawal of Previously Tendered Units" of DAVIDSON DIVERSIFIED REAL ESTATE I, L.P. ("Notice of Withdrawal"), to:

By Hand or Overnight Courier:          By Mail:
River Oaks Partnership                 River Oaks Partnership Services, Inc.
Services, Inc.                         P.O. Box 2065
111 Commerce Road                      S. Hackensack, NJ 07606-2065
Carlstadt, NJ 07072
Attn: Reorganization Dept.
By Facsimile: (201) 896-0910
Telephone: (888) 349-2005

    The Purchaser must receive the Notice of Withdrawal prior to December 30, 1999, the Expiration Date set forth in the Offer to Purchase, unless extended. Receipt of the facsimile transmission of the Notice of Withdrawal should be confirmed by telephone at the number set forth above. COPIES OF ALL NOTICE OF WITHDRAWALS SHOULD ALSO BE SENT OR TRANSMITTED TO MMS ESCROW AND TRANSFER AGENCY, INC. AT P.O. BOX 7090, TROY, MI 48007-7090 (IF BY
    MAIL), 1845 MAXWELL ST., SUITE 101, TROY, MI 48084 (IF BY HAND OR OVERNIGHT COURIER) OR FAXED TO (248) 614-4536.

2. INADEQUATE SPACE. If any space provided in the Notice of Withdrawal is inadequate, all such additional information should be listed on a separate schedule and attached as part of the Notice of Withdrawal.

3. SIGNATURE ON NOTICE OF WITHDRAWAL. The Notice of Withdrawal must be signed, as applicable, by the person(s) who signed the Letter of Transmittal relating to the Offer to Purchase, in the same manner as such Letter of Transmittal was signed. The signatures must correspond exactly with the name(s) as they appear on the Partnership records. If any Units tendered pursuant to the Offer to Purchase are registered in the names of two or more joint holders, all such holders must sign, as applicable, the Notice of Withdrawal. If the Notice of Withdrawal is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

4. GUARANTEE OF SIGNATURES. IN ORDER FOR A WITHDRAWAL TO BE EFFECTIVE, THE NOTICE OF WITHDRAWAL MUST BE MEDALLION GUARANTEED AS PROVIDED IN THE LETTER OF TRANSMITTAL.

                              NOTICE OF WITHDRAWAL
                                       OF
                              PREVIOUSLY TENDERED
                           UNITS OF LIMITED INTEREST
                                       OF
                    DAVIDSON DIVERSIFIED REAL ESTATE I, L.P.

TO:  River Oaks Partnership Services, Inc.
     111 Commerce Road                         P.O. Box 2065
     Carlstadt, NJ 07072                       S. Hackensack, NJ 07606-2065
     Attn: Reorganization Dept.
     Facsimile: (201) 896-0910

Ladies and Gentlemen:

    The following units of limited partnership interest (the "Units") of Davidson Diversified Real Estate I, L.P. (the "Partnership") previously tendered to AIMCO Properties, L.P. (the "Purchaser") are hereby withdrawn and the release contained therein with respect to the litigation entitled ROSALIE NUANES, ET AL.
V. INSIGNIA FINANCIAL GROUP, ET AL. shall be of no further force and effect. Unless otherwise indicated under the Section "Number of Units Withdrawn," all Units tendered to the Purchaser are hereby withdrawn. Failure to complete such Section shall be deemed to indicate the intent of the undersigned that all Units tendered to the Purchaser be withdrawn.
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                        DESCRIPTION OF UNIT(S) WITHDRAWN
                                      AND
                         SIGNATURE OF LIMITED PARTNERS

All registered holders of limited partnership units must sign exactly as name(s) appear(s) on the Partnership records. See Instruction 3.

NUMBER OF UNITS WITHDRAWN: ___________________ (If all Units, leave blank)

    X ________________________________    X ________________________________
           (Signature of Owner)            (Signature of Joint Owner)

Name and Capacity (if other than individuals): _________________________________
Title: _________________________________________________________________________
Address: _______________________________________________________________________
________________________________________________________________________________
(City)                           (State)                          (Zip)

Area Code and Telephone No. (Day): _____________________________________________
                          (Evening): ___________________________________________
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                       SIGNATURE GUARANTEE (IF REQUIRED)
                              (SEE INSTRUCTION 4)

Name and Address of Eligible Institution: ______________________________________
________________________________________________________________________________
________________________________________________________________________________
Authorized Signature: X ________________________________________________________
Name: __________________________________________________________________________
Title: _______________________________________    Date: ________________________